Exhibit 99.2

Pixelworks, Inc. Q1 2019 Conference Call
May 2, 2019

Operator

Good day ladies and gentlemen, and welcome to Pixelworks Inc.’s first quarter 2019 earnings conference call. I will be your operator for today’s call. At this time, all participants are in a listen-only mode. Following management’s prepared remarks, we will conduct a question-and-answer session. This conference call is being recorded for replay purposes. I would now like to turn the call over to Pixelworks’ Vice President and CFO, Mr. Steve Moore.
Steve Moore

Good afternoon and thank you for joining us today. With me on today’s call is Todd DeBonis, Pixelworks’ President and CEO. The purpose of today’s conference call is to supplement the information provided in our press release issued earlier today announcing the Company’s financial results for the first quarter 2019.

Before we begin, I would like to remind you that various remarks we make on this call -- including those about our projected future financial results, economic and market trends, and our competitive position -- constitute forward-looking statements. These forward-looking statements and all other statements made on this call that are not historical facts are subject to a number of risks and uncertainties that may cause actual results to differ materially.

All forward-looking statements are based on the Company's beliefs as of today, Thursday, May 2, 2019, and we undertake no obligation to update any such statements to reflect events or circumstances occurring after today. Please refer to today’s press release, our Annual Report on Form 10-K for the year ended December 31, 2018, and subsequent SEC filings for a description of factors that could cause forward-looking statements to differ materially from actual results.

Additionally, the Company's press release and management’s statements during this conference call will include discussions of certain measures and financial information in GAAP and non-GAAP terms, including gross margin, operating expenses, net income/loss, and net income/loss per share. These non-GAAP measures exclude gain on sale of patents, inventory step-up and backlog amortization, amortization of acquired intangible assets, stock-based compensation expense, restructuring expenses, discount accretion on convertible debt fair value and gain on extinguishment of convertible debt. We use these non-GAAP measures internally to assess our operating performance. The Company believes these non-GAAP measures provide a meaningful perspective on our core operating results and underlying cash flow dynamics, but we caution investors to consider these measures in addition to, not as a substitute for, nor superior to, the Company's consolidated financial results as presented in accordance with GAAP.

Included in the Company's press release are definitions and reconciliations of GAAP to non-GAAP net income/loss and GAAP net income/loss to adjusted EBITDA, which provide additional details.
With that said, I will now turn the call over to Todd for his opening remarks.
Todd DeBonis

Thank you, Steve and good afternoon and welcome to everyone joining us on today’s call.

Beginning with a quick overview of the numbers. As reported in today's press release, our first quarter financial results were at or above the high end of our guidance range. Consolidated revenue in the first quarter increased 9% year-over-year to $16.6 million, including continued solid growth in Video Delivery and Mobile combined with mobile-related licensing revenue. As a result of the licensing revenue, gross margin came in better than anticipated and contributed to first quarter EPS at the high-end of our guidance range. Additionally, during the quarter we recognized a net gain of $3.9 million on the previously announced sale of non-strategic patents acquired as part of ViXS.

Now turning to an update on each of our end markets.

Our Digital Projector business performed largely as expected, with the sequential decline reflecting typical first quarter seasonality combined with a softer demand profile due to the macroenvironment in late 2018, particularly in China. This resulted in an inventory correction during the quarter, as customers worked to reduce higher inventory levels in advance of the fiscal year ending in March.

Although the current macroeconomic backdrop in China will likely continue to temper end market demand, most of our projector customers appear to have made progress working down excess channel inventory. Our current bookings and backlog indicate reasonable sequential growth in the second quarter and further normalization of channel inventory and order patterns throughout 2019.

As discussed on our last call we also continue to expect our large co-development customer to begin gradually transitioning to the next-generation SoC late this year. Although this new chip will have a higher gross margin profile, it also is at a lower ASP than the current generation. Currently this product transition is forecasted to start late this year and continue through 2020, however the transition is likely to moderate the typical seasonal trends that we experience in the second half of the year.

In our Video Delivery business -- we had another strong quarter, with revenue growth of over 60% year-over-year. Most notable, we shipped to fulfill solid follow-on orders from our Japanese consumer electronic customers for our XCode family of decoder and transcoder devices.

We continue to be well positioned with previous design wins on a series of ADSB-compatible in-home media devices in Japan, including both set-top-box converter devices and advanced personal video recorders, or PVRs. Our highly-integrated and low power XCode processors are a key enabler of the performance and advanced features of these devices - all of which allow Japanese consumers to take advantage of the newly launched ADSB broadcast standard, which supports over-the-air terrestrial broadcast in 4K and HDR quality.

As we have stated previously, our leading customer’s recorders incorporate two XCode processors in order to leverage Pixelworks’ industry-leading transcoding, which enables users to efficiently stream high-quality recorded content to display devices, either directly or over WiFi. Our same transcoding solutions also continue to be utilized in a number of existing single, dual and quad over-the-air streaming products here in the U.S. Pixelworks’ technology enables these devices to wirelessly stream free High Definition Over the Air broadcast channels to WiFi-connected TVs, smartphones and tablets.

As demonstrated by the significant year-over-year growth in our Video Delivery business, the initial ramp of our customers’ ADSB-compatible devices in Japan has been progressing well. We do believe the current rate of growth is likely to moderate, as end market consumer demand from early adopters tapers off and begins to shift toward everyday Japanese consumers that are more price sensitive and likely to adopt over time as additional high-quality 4K content becomes available. That said, we still anticipate our Video Delivery business will continue to show solid year-over-year growth.

In our Mobile business -- we entered the year with strong momentum following what I’ve previously characterized as a transformational year in 2018. In the first quarter, Mobile revenue including mobile-related licensing revenue grew more than 250% year-over-year, representing the 5th consecutive quarter of year-over-year revenue growth. More importantly, we successfully executed on multiple strategic initiatives to significantly increase the size of Pixelworks’ total market opportunity. A perfect example is the strategic partnership we announced in January with HMD Global to incorporate Pixelworks' Iris technology in a broad range of Nokia's next-generation smartphones as part of shared vision of bringing advanced visual processing to a new tier of consumers. Another example of expanded opportunity is gaming phones. In March, Xiaomi-backed Black Shark launched its latest high-performance gaming smartphone, the Black Shark 2 - which represented this customer’s 3rd gaming phone, all incorporating a Pixelworks Iris visual processor.

In order to better address unique applications and requirements across a broader set of prospective OEM engagements, during the quarter we formally introduced the feature set and began sampling our 5th generation Iris visual processor to select mobile customers. Our 5th generation device incorporates significant advancements in visual processing, while simultaneously maintaining unprecedented power efficiency. A few of its many advanced features include intelligent adaptive motion processing, HDR10+ tone mapping, and advanced local contrast management and enhancement. In addition to significantly improved power efficiency and dramatically improved video and image quality on both LCD and OLED displays, our 5th generation Iris supports refresh-rates of up to 120Hz. Early customer interest has been strong, and our early adopter customers are targeting launches of the first mobile devices incorporating Iris 5 in the second half of 2019.

Also during the quarter, we announced a cooperative agreement with Qualcomm to provide smartphone OEMs with the ability to seamlessly implement Pixelworks’ display calibration software on smartphones and tablets that utilize Qualcomm’s flagship Snapdragon 855 platform. This agreement represented a major milestone, as it facilitated Pixelworks’ first-ever software-only solution for mobile devices. In addition to this software solution being publicly endorsed by Qualcomm as part of our announcement, together we are bringing improved color accuracy to a broad set of customers. Importantly, our innovative ‘Soft’ Iris solution includes only a sub-set of the full features provided by our Iris family of visual processors. Currently, this sub-set primarily consists of advanced color calibration and progressive color management that can be implemented on Snapdragon 855-based mobile devices. This offering now expands our Iris product portfolio to include both hardware and software solutions, and increases the total addressable market for Pixelworks’ visual enhancement solutions.

Taken together, the announcements of our 5th generation Iris processor and our ‘Soft’ Iris solution have resulted in further expansion of our mobile customer engagements over the last few months.

Further expanding both Pixelworks’ product portfolio and market opportunity, last month we introduced TrueCut - a truly unique end-to-end video platform that extends the boundaries for both content creation and the consistent delivery of high-quality cinematic motion and HDR across a large cross-section of mobile devices, home entertainment systems and cinema displays. TrueCut is a platform that consists of independent software tools for content creators, content distributors and also individual viewing devices. In the simplest terms, the fundamental value of this innovative new platform is the ability to maintain the “content creator’s intent” while also taking full advantage of the capabilities of today’s incredible mobile, home entertainment and cinema displays.

In conjunction with the commercial launch of TrueCut, we announced a multi-year marketing and license agreement with YouKu to jointly advance the ecosystem for high-quality HDR video on mobile devices in China. As brief context for those not familiar with YouKu, the company operates as a subsidiary of Alibaba and is a leading video content provider and creator of digital entertainment in China with a subscriber base of over 500 million active users. YouKu is a great strategic partner for TrueCut due to a combination of their large existing subscriber base and focus on delivering high-quality video in China. As part of our announced agreement, YouKu will leverage Pixelworks’ TrueCut platform to remaster its existing library of content and also master newly created content in high-quality HDR. Additionally, Pixelworks is actively in the process of qualifying a significant number of existing mobile devices that are favored by Youku’s subscribers and will also certify future devices by working directly with mobile OEMs to enable high-quality HDR video streaming of YouKu content.

Concluding Remarks

To conclude my remarks - Since the beginning of the year, we’ve successfully executed on a number of meaningful initiatives in support of driving continued growth in our mobile and video delivery businesses. This includes multiple new announced wins, initial sampling of our new 5th generation Iris visual processor to mobile OEMs, and the securing of a series of strategic agreements with industry leading customers and ecosystem partners. In addition to serving as further validation of our technology and increasing Pixelworks prominence in key ecosystems, our recently announced agreements with both Qualcomm and YouKu provided ideal platforms to introduce Pixelworks’ software solutions for the mobile market. While nearly all of the milestones I’ve discussed on today’s call are the result of years of effort, the team is excited to bring these initiatives to fruition in early 2019. By meaningfully expanding our product portfolio of hardware and software visual enhancement solutions, and dramatically increasing Pixelworks’ total addressable market we are positioning the company for sustained long term growth

We continue to have a robust and growing pipeline of engagements, and we are extremely focused on converting engagements into new wins and momentum, which we look forward to announcing over the course of 2019.

With that I'll turn the call over to Steve for a more detailed review of our first quarter financial results and guidance for the second quarter. Steve?

Steve Moore

Thank you, Todd.

Revenue for the first quarter of 2019 was $16.6 million, compared to $20.5 million in the fourth quarter and revenue of $15.3 million in the first quarter of 2018. Revenue for the first quarter of 2019 reflects expected seasonality in the Digital Projector market and continued year-over-year growth in our Video Delivery and Mobile end markets.

The breakdown of first quarter revenue by end market was as follows:

Revenue from Digital Projector was approximately $11.1 million.

Video Delivery revenue was approximately $3.9 million.

And revenue from Mobile, including sales of Iris processor and licensing revenue was approximately $1.6 million.

Non-GAAP gross profit margin was 53.3% in the first quarter of 2019, compared to 55.1% in the fourth quarter of 2018 and 54.2% in the first quarter of 2018.

Non-GAAP operating expenses were $10.3 million in the first quarter of 2019, compared to $10.3 million in the fourth quarter of 2018 and $7.8 million in the first quarter of 2018. Note, lower operating expenses in the year-ago quarter reflected the recognition of approximately $2 million of offsets to R&D associated with our now-completed co-development project with a large projector customer.

Adjusted EBITDA was a negative $464,000 for the first quarter of 2019, compared to positive $1.8 million in the fourth quarter of 2018 and positive $1.3 million in the first quarter of 2018. A reconciliation of adjusted EBITDA to GAAP net income/loss may be found in today's press release.

We reported a non-GAAP net loss of $1.6 million, or 4 cents loss per share, in the first quarter of 2019, compared to non-GAAP net income of $1.1 million, or 3 cents income per diluted share, in the prior quarter, and non-GAAP net income of $38,000, or breakeven on a per diluted share basis, in the first quarter of 2018. As a reminder, non-GAAP net income for the first quarter of 2019 does not include the $3.9 million net gain from the sale of non-strategic patents acquired as part of ViXS.

Moving to the balance sheet, we ended the first quarter with cash, cash equivalents and short-term investments of approximately $23.9 million, effectively flat with the prior quarter.

Other balance sheet metrics include day’s sales outstanding of 32 days at quarter-end, compared with 31 days at the end of the fourth quarter 2018. Inventory turns during the first quarter of 2019 were 10.1 times, compared to 12.3 times in the prior quarter.

Additionally, during the first quarter we adopted the new lease accounting standard ASC 842, which resulted in material changes to the balance sheet. This included the recognition of $5.7 million in right of use assets, and $6.1 million in short- and long-term operating lease liabilities.

Our guidance for the second quarter of 2019 is as follows:

We expect revenue to be in a range of between $17.5 million and $18.5 million, which reflects anticipated seasonal growth in the Digital Projection market and continued year-over-year growth in the our Mobile and Video Delivery businesses.

We expect non-GAAP gross profit margin of between 52% and 54%.

For operating expenses, we expect the second quarter to range between $10 million and $10.5 million on a non-GAAP basis.

And finally, we expect second quarter non-GAAP EPS to be in the range of between breakeven and 4 cents loss per share.

With that, we will now open the call for questions.